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                                                                    EXHIBIT 10.2

                             SUMMARY DESCRIPTION OF
                       NON-EMPLOYEE DIRECTOR COMPENSATION

The following sets forth the compensation for the non-employee directors of Sterling Bancshares, Inc. (the "Company") for the 2005-2006 term commencing at the Annual Meeting of Shareholders held on April 25, 2005. Directors who are also officers or employees of the Company do not receive any compensation for duties performed as directors.

         EVENT                                     AMOUNT
----------------------         ---------------------------------------------
Annual Retainer                $15,000, payable in the form of shares of common
                               stock pursuant to the 2003 Stock Incentive and Compensation Plan

Quarterly Board Meeting        $2,500 for each quarterly board meeting
                               attended in person, payable in cash.
                               There will be scheduled a maximum
                               of four quarterly board meetings for a
                               maximum attendance fee of $10,000 per
                               term year.

Other Board Meetings           Directors are compensated for attending, either
                               in person or by telephone, board meetings other than scheduled quarterly board meetings as follows, payable in cash:

                               - Meeting duration of less than         $200
                                 one hour
                               - Meeting duration of one hour or       $500
                                 more, but less than four hours
                               - Meeting duration of four hours      $1,000
                                 or more

Committee Meetings             $750 for each committee meeting attended in
                               person or by telephone, except as noted below, payable in cash. The number of meetings will vary depending upon need, but there will be scheduled a minimum of four committee meetings for a minimum attendance fee of $3,000 per term year. The fee for audit committee meetings attended, either in person or by telephone, for the review of quarterly earnings releases and Form 10-Qs will be $200, payable in cash.


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         EVENT                                        AMOUNT
----------------------             -------------------------------------------
Annual Retainer for the            $10,000, payable either in cash or in the
Chairman of the Audit              form of shares of common stock pursuant to
Committee                          the 2003 Stock Incentive and Compensation
                                   Plan, at the election
                                   of the Chairman.

Annual Retainer for the            $5,000, payable in the form of shares of
Chairman of the Human Resources    common stock pursuant to the 2003 Stock
Programs Committee                 Incentive and Compensation Plan.


Annual Retainer for the Chairman   $5,000, payable in the form of shares of
of the Corporate Governance and    common stock pursuant to the 2003
Nominating Committee               Stock Incentive and Compensation  Plan.

The Company reimburses the non-employee directors for their travel expenses incurred in attending meetings.